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                          [KPMG PEAT MARWICK LLP LOGO]


                                                                  Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Republic New York Corporation

We consent to incorporation by reference in Registration Statements (No. 333-42421, 333-42421-01, 333-42421-02) on Form S-3 and in Registration
Statements (No. 33-57351, No. 33-38789 and No. 33-49639) on Form S-8 of
Republic New York Corporation of our report dated January 20, 1998, relating to the consolidated statements of condition of Republic New York Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the consolidated statements of condition of Republic National Bank of New York as of December 31, 1997 and 1996, which report appears on page 71 of the 1997 Republic New York Corporation Annual Report on Form 10-K.


                                                 KPMG Peat Marwick LLP


New York, New York
March 5, 1998